Exhibit 10.4

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”) dated as of May 22, 2009, among Solidus Company, L.P., a Tennessee limited partnership (“Solidus”), and E. Townes Duncan (“Duncan”) (collectively, the “Sellers” and each a “Seller”) on the one hand, and J. Alexander’s Corporation, a Tennessee corporation (the “Company”), on the other hand.

The Sellers wish to sell to the Company, and the Company wishes to purchase from each Seller, subject to the terms and conditions hereof, the number of authorized and issued shares of Common Stock, $.05 par value, of the Company (the “Common Stock”) set forth opposite such Seller’s name on Schedule 1 hereto (the “Shares”), which is a total of 808,000 shares.

In consideration of the foregoing and the agreements made herein, the parties hereto agree as follows:

ARTICLE I
STOCK PURCHASE

1.1.           Purchase and Sale.  Upon the terms herein set forth, the Sellers hereby sell, free and clear of all liens, claims, restrictions, security interests or encumbrances, the Shares to the Company, and the Company hereby acquires the Shares for a purchase price of $ 3.60 per share equaling an aggregate purchase price of $2,908,800 (the “Purchase Price”), payable to the Sellers in immediately available funds (the “Stock Purchase”).

ARTICLE II
DELIVERIES

2.1.           Sellers’ Deliveries.  The Sellers shall deliver contemporaneously herewith:

(A)           Certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to the Company.

(B)           Evidence reasonably satisfactory to the Company that all liens, claims, restrictions, security interests or encumbrances of any kind on the Shares have been released (or are being released upon the delivery of the Purchase Price) and any financing statements relating thereto are authorized to be terminated.

(C)           Evidence reasonably satisfactory to the Company that all requisite resolutions or approvals of or on behalf of the Sellers (or the partners of Solidus) authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been made or given.

2.2.           Company Delivery.  At the Closing, the Company will deliver to Sellers the Purchase Price by wire transfer to the account designated by the Sellers.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers, jointly and severally, to induce the Company to enter into and consummate the transactions contemplated hereby, hereby represent and warrant as follows:

3.1.           Ownership.  The Sellers are the sole record owners of the Shares and such Shares are free and clear of all liens, security interests, pledges, proxy restrictions, encumbrances or other interests of any kind whatsoever (other than a pledge to Pinnacle Financial Partners, N.A. (“Pinnacle”) which is being released and terminated simultaneously herewith).  Except as noted in the preceding sentence, the Sellers have not granted any interests or rights to any third party with respect to the Shares, and there are no agreements or arrangements obligating them to grant any such interest or rights to any third party.  Upon the delivery of the certificates for the Shares or the delivery of the shares by DWAC transfer to Computershare as the transfer agent for the Company’s common stock, the Company will obtain good, valid and marketable title to the Shares free and clear of all liens, claims and encumbrances whatsoever.

3.2.           Binding Agreement.  The Sellers have all requisite power and authority to enter into this Agreement and perform their obligations hereunder.  The execution, delivery and performance of this Agreement by Solidus has been duly and validly authorized by all necessary partnership action on the part of Solidus, including, without limitation, any required approval of limited partners.  This Agreement constitutes a valid and binding agreement of the Sellers enforceable against each of them in accordance with its terms, and no consent of any federal, state or other local authority or any other person or entity that has not been obtained is required to be obtained by the Sellers in connection with the consummation of the transactions contemplated by this Agreement.

3.3.           No Conflicts.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice of conflict with, result in a breach of, or right to cancel or constitute a default under, any agreement or instrument to which either of the Sellers is a party, by which they are bound or to which the Sellers or the Shares are subject.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1.           Existence and Qualification.  The Company is a corporation validly existing and in good standing under the laws of the State of Tennessee.

4.2.           Authority.  The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

ARTICLE V
COVENANTS AND AGREEMENTS

5.1.           Orderly Market.  Sellers hereby covenant and agree as follows:

(A)           For a period beginning on the date of this Agreement and ending on the second anniversary date hereof, the Sellers will not, without the prior consent of the Company’s Board of Directors specifically expressed in a resolution adopted by a majority of the directors of the Company who are not agents, affiliates, employees, directors or designees of a Seller, sell, transfer, or otherwise dispose of Remaining Voting Securities in excess of the following number of shares of Common Stock (adjusted for any stock splits) in the aggregate during the time periods set forth below, except to any affiliate, subsidiary or entity under the direct or indirect control of, or under common control with, the Seller:

Dates	Number of shares of Common Stock
date of this Agreement through December 31, 2009	100,000
calendar 2010	200,000
January 1, 2011 to second anniversary hereof	100,000

(B)           For purposes of this subsection:  “Seller” means E. Townes Duncan and Solidus Company, L.P., its or his successors, affiliates, subsidiaries, and other corporations, entities and persons under its or his direct or indirect control or under common control or acting on its or his behalf or in concert with it or him, and, as to an individual, his executors, heirs and beneficiaries; and “Remaining Voting Securities” means common stock and any other securities owned by Seller entitled to vote generally for the election of the Company’s directors and not otherwise purchased by the Company pursuant to the Stock Purchase.

5.2.           Further Action.  Each of the parties hereto shall execute such documents and take such action as may be reasonably requested by another party, as may be required by the terms and provisions of the Agreement to carry out the provisions and purposes of this Agreement.

ARTICLE VI
GENERAL PROVISIONS

6.1.           Assignment.  This Agreement may not be assigned by any party hereto, except this Agreement will inure to the benefit of any successor-in-interest of the Company or purchaser of all or substantially all the Company’s assets and will bind any persons that may be a “Seller” under Section 5.1.

6.2.           Counterparts.  This Agreement may be executed in counterparts and each such counterpart shall be deemed to be an original instrument.

6.3.           Entire Agreement.  This Agreement, including the exhibits and other documents referred to herein or delivered pursuant hereto, contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

6.4.           Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

6.5.           No Third Party Beneficiaries.  The parties do not intend to confer any benefit hereunder on any person or entity other than the parties hereto.

6.6.           Injunctions.  It is agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject mailer jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

6.7.           Survival.  All provisions of this Agreement shall survive the Closing hereunder and shall remain applicable for five years; provided that the representations and warranties in Section 3.1 shall survive indefinitely.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

SOLIDUS COMPANY, L.P.
By:  Its General Partner, Solidus General Partner, LLC

By: /s/ E. Townes Duncan
Name: E. Townes Duncan
Its: Chief Executive Officer

E. TOWNES DUNCAN

/s/ E. Townes Duncan
E. Townes Duncan

J. ALEXANDER’S CORPORATION

By: /s/ R. Gregory Lewis
Name: R. Gregory Lewis
Its: Vice President and Chief Financial Officer

Schedule 1

Seller	Number of Shares	Represented by Cert. No(s).

Solidus Company, L.P.	800,000	61406

E. Townes Duncan	8,000	Street name at Charles Schwab

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